                                                                       EXHIBIT 2



                        EXCHANGE AND TRANSFER AGREEMENT


          EXCHANGE AND TRANSFER AGREEMENT dated as of May 10, 1996 among Muzak, Inc., a Delaware corporation (the "Corporation"), Music Holdings Corp., a
                                   -----------
Delaware corporation ("Music Holdings"), and the holders of the partnership
                       --------------
interests or, in the case of Barclays Bank PLC and Exeter Venture Lenders, L.P., options to purchase partnership interests (collectively, the "Partner
                                                              -------
Interests"), of Muzak Limited Partnership, a Delaware limited partnership (the
- - - ---------
"Partnership"), listed on Schedule I hereto.

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, the Partnership is organized and existing pursuant to a Third Amended and Restated Agreement of Limited Partnership dated as of November 4, 1994, as amended (the "Partnership Agreement"; terms defined therein and not
                       ---------------------
otherwise defined herein being used herein with the meanings as so defined), among MLP Acquisition, L.P., a Delaware limited partnership ("MLP Acquisition"),
                                                              ---------------
as managing general partner, MLP Administration Corp., a Delaware corporation

("MLP Administration"), as administrative general partner, and the Limited
- - - --------------------
Partners party thereto;

          WHEREAS, the Corporation was formed on May 8, 1996 for the purpose of acquiring all of the Partner Interests in the Partnership (other than the Class C Limited Partner Interests), in exchange for cash and shares of common stock of the Corporation, par value $0.01 per share (the "Common Stock"), which shares,
                                                 ------------
together with the Initial Stock (as defined below) and the shares issued in the Offering (as defined below), shall constitute all of the issued and outstanding shares of Common Stock on the Closing Date (as defined below); and

          WHEREAS, substantially concurrently with the acquisition of the Partner Interests and as part of a single overall plan of incorporation under
Section 351 of the Internal Revenue Code of 1986, as amended, the Corporation will be offering for sale additional shares of Common Stock in the Offering;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

          Section 1.  Transfer of Partner Interests.
                      -----------------------------

          (a) In order to provide for the consolidation of the assets of the Partnership with and into the Corporation or a wholly-owned subsidiary of the Corporation designated by the Corporation on or prior to the Closing Date, effective as of the Closing Date as described in Section 3 hereof, (i) each holder of a Partner Interest listed on Schedule I (each, a "Transferring
                                                            ------------
Partner") hereby irrevocably and unconditionally sells, transfers and assigns the Partner Interest of such holder, and any and all other rights and interests of such holder in the Partnership, to the Corporation or a wholly-owned subsidiary of the Corporation designated by the Corporation on or prior to the Closing Date, subject only to the payment of the consideration for such Partner Interests set forth in this Section 1, and (ii) the Partnership shall be merged with and into the Corporation or such subsidiary, with the Corporation or such subsidiary being the surviving corporation and the certificate of incorporation of the Corporation or such subsidiary being the certificate of incorporation of the surviving corporation, in accordance with Section 17-211 of the Delaware Revised Uniform Limited Partnership Act.

          (b) In consideration for the transfer of the Partner Interests, the Corporation shall (i) issue to each Transferring Partner that is designated on
Schedule I as an "Exchanging Partner", on the Closing Date, the number of shares
                  ------------------
of Common Stock set forth on Schedule I opposite the name of such Exchanging Partner and (ii) in lieu of issuing to each Transferring Partner that is designated on Schedule I as a "Selling Partner" such number of shares of Common
                               ---------------
Stock set forth on Schedule I opposite the name of such Selling Partner (the

"Selling Partner's Share Interest"), pay to such Selling Partner on the Closing
- - - ---------------------------------
Date, by wire transfer to an account specified by such Selling Partner in writing to the Corporation prior to the Closing Date, by certified or bank check or by such other means as the parties may agree, cash in an amount equal to the Net Price per Share (as defined below) multiplied by such Selling Partner's Share Interest. "Net Price per Share" means the per share offering price of
                  -------------------
less the per share pro rata costs of all underwriting discounts and commissions applicable to the Offering.

          (c) Notwithstanding the foregoing, (i) the number of shares of Common Stock set forth on Schedule I may be modified by the Corporation prior to the Closing Date provided that any such modification shall be applied in the same manner to each holder of a Partner Interest party hereto so that the relative percentage ownership of such Common Stock by each such holder shall be unaffected, and (ii) the number of shares of Common Stock issuable to MLP Holdings L.P. ("MLP
                ---

Holdings") on the Closing Date, as reflected on Schedule I, shall be reduced by
- - - --------
100 shares, representing the shares of Common Stock outstanding on the date hereof and held by MLP Holdings (the "Initial Stock").
                                      -------------

          Section 2.  Additional Actions.  On the Closing Date:
                      ------------------

                    (i) MLP Administration and the Corporation shall take such actions as may be necessary to cause the merger of MLP Administration with and into the Corporation or a wholly-owned subsidiary of the Corporation designated by the Corporation, with the Corporation or such subsidiary of the Corporation being the surviving entity, and the shares of capital stock of MLP Administration shall be cancelled and the holders of such capital stock shall receive, pro rata in respect of their shares of such capital stock, shares of Common Stock in an aggregate amount equal to the number of shares of Common Stock set forth opposite the name of MLP Administration on Schedule I;

                    (ii) Music Holdings shall cause MLP Acquisition to, and MLP Administration and the Corporation shall, take such actions as may be necessary to, at the election of the Corporation, either transfer all of the partnership interests in, or assign all of the assets of, MLP Communications Company to Muzak Communications, Inc., a wholly-owned subsidiary of the Corporation, in consideration for the assumption of any and all liabilities of MLP Communications Company by such subsidiary of the Corporation;

                    (iii) MLP Acquisition shall be liquidated and its assets distributed to its partners and the Corporation and Music Holdings shall take such actions as may be necessary to cause Music Holdings to be merged with and into the Corporation or a wholly-owned subsidiary of the Corporation designated by the Corporation, with the Corporation or such subsidiary being the surviving entity, and the shares of capital stock of Music Holdings shall be cancelled and the holders of such capital stock shall receive, pro rata in respect of their shares of such capital stock, shares of Common Stock in an aggregate amount equal to the number of shares of Common Stock distributed to Music Holdings upon the liquidation of MLP Acquisition; and

                    (iv) The Corporation shall satisfy (or cause to be satisfied) all of the Partnership's obligations under the Subordinated Loan Agreement dated as of September 4, 1992 between the Partnership and Barclays Bank PLC.

          Section 3.  Effectiveness and Closing Date.  The closing of the
                      ------------------------------
transactions contemplated by this Agreement (the "Closing Date") shall take
                                                  ------------
place at the offices of Weil, Gotshal & Manges LLP in New York City, or such other place as the parties shall agree, on the date of and immediately prior to the closing of the initial public offering and sale by the Corporation of shares of Common Stock (the Offering") pursuant to a Registration Statement on Form S-1
                     --------
under the Securities Act of 1933, as amended (the "Act"), to be filed with the
                                                   ---
Securities and Exchange Commission following the execution and delivery of this Agreement and sale by Comcast Sound Communications, Inc., a Colorado corporation and Comcast Sound Communications, Inc., an Illinois corporation (collectively,

"Comcast"), of 358,423 shares of Common Stock in the Offering or such other
- - - --------
amounts, if any, as Comcast and the Corporation shall agree.

          Section 4.  Termination.  In the event the Closing Date shall not have
                      -----------
occurred or the Offering shall have been abandoned by the Corporation on or prior to November 30, 1996, this Agreement shall terminate and be of no further force or effect and the Corporation shall give notice of such abandonment to the parties hereto promptly thereafter.

          Section 5.  Representations, Warranties and Covenants of the
                      ------------------------------------------------
Corporation.  The Corporation represents, warrants and covenants to the other
- - - -----------
parties hereto as follows:

          (a) Due Incorporation and Qualification.  The Corporation is a
              -----------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its properties and to carry on its business as the same is now being conducted and will be conducted following the Closing Date.

          (b) Outstanding Capital Stock.  The Corporation is authorized to issue
              -------------------------
30,000,000 shares of Common Stock, of which 100 shares are issued and outstanding as of the date hereof and registered in the name of MLP Holdings, and 10,000,000 shares of Preferred Stock, par value $0.01, of which no shares are issued and outstanding as of the date hereof. On the Closing Date and prior to the consummation of the Offering, (a) the Corporation will have issued to the Exchanging Partners a number of shares of Common Stock which will constitute 100% of the then outstanding Common Stock, and (b) no other shares of capital stock of the Corporation will then be outstanding.

          (c) Options or Other Rights.  On the Closing Date after giving effect
              -----------------------
to the transactions contemplated hereby, there will be no outstanding rights of subscription, warrants, calls, options, contracts or other agreements of any kind issued or granted by the Corporation to purchase or otherwise to receive any capital stock of the Corporation, except (i) options issued in exchange for, as replacements to or in connection with the modification of the Performance Options outstanding under the Management Option Plan and options issued or to be issued under the Corporation's 1996 Stock Option Plan and (ii) the underwriting agreement with respect to the shares of Common Stock to be issued and sold in the Offering.

          (d) Conduct of Business.  Since its formation, the Corporation has not
              -------------------
been engaged in the conduct of any business except for the activities incident to the transactions contemplated hereunder.

          Section 6.  Representations, Warranties and Covenants of the Holders.
                      --------------------------------------------------------
Each of the parties hereto (other than the Corporation) severally and not jointly represents and warrants to the Corporation as follows:

          (a) Title to Interests.  Upon the transfer of any Partner Interest of
              ------------------
such party to the Corporation on the Closing Date, title to such Partner Interest will be acquired by the Corporation, free and clear of any pledge, lien, security interest or other encumbrances, other than any lien securing obligations of the Partnership and, in the case of any management employee, liens of the Partnership securing obligations of such employee to the Partnership for indebtedness incurred in connection with the purchase of the Partner Interests (the "Purchase Money Debt").
                        -------------------

          (b) Acknowledgement of Transfer Restrictions.  Each Exchanging Partner
              ----------------------------------------
acknowledges that: (i) it has no present plan or intention to sell, exchange, transfer, distribute or otherwise dispose of (whether by gift or by means of any hedging or similar transaction that would reduce its risk of loss on ) any of the shares of Common Stock or rights to acquire shares of Common Stock that it will receive on the Closing Date other than the shares of Common Stock to be received by Comcast that are to be included in the Offering; and (ii) it has been informed by the Corporation of the restrictions contained in Section 7 hereof and that it is acquiring the Common Stock for its own account with no present intention of ever distributing the same, except in compliance with the Act; provided, however,
                                                          --------  -------
that Comcast may transfer its Partner Interests to a direct or indirect wholly-owned subsidiary of Comcast Corporation, and such subsidiary shall be bound by all of the terms, covenants, restrictions and obligations of this Agreement.

          (c)  Investment Representations.  Each Exchanging Partner acknowledges
               --------------------------
that it has such knowledge and experience in financial and business matters that such party is capable of evaluating the merits and risks of the acquisition of the Common Stock pursuant to this Agreement. Each Exchanging Partner recognizes that the Common Stock has not been registered under the Act or applicable state securities laws, and that, accordingly, such securities will not be transferable except upon satisfaction of the registration and prospectus delivery requirements of such laws or pursuant to an available exemption therefrom, and such party must bear the economic risk of its investment for an indefinite period of time. Such party acknowledges it has received or been given access to financial information and other documents and records necessary to make a well-informed investment decision and has had an opportunity to discuss the Corporation's business, management and financial affairs with the Corporation's management.

          (d) No Assurance of Offering.  Such party acknowledges that nothing in
              ------------------------
this Agreement shall obligate the Corporation or any proposed managing underwriter to commence the Offering, nor create any liability on the part of the Corporation or any proposed managing underwriter to the parties hereto if the Corporation shall elect for any reason not to file a registration statement or withdraw any registration statement subsequent to its filing or if any managing underwriter shall decline to participate in the Offering, regardless of any action that any party hereto may have taken in connection therewith. Such party acknowledges that no representation is being made by the Corporation or any proposed managing underwriter, nor can there be any assurance, that the Offering will be made or consummated.

          (e) Confidentiality.  Such party shall, prior to the initial filing of
              ---------------
the registration statement for the Offering, maintain the confidentiality of, and not disclose to any person, the pendency of the Offering except as may be required by applicable law or authorized by the Corporation and except on a confidential basis to any agents or employees of such party to the extent reasonably necessary in order to effectuate the transactions contemplated hereby.

          Section 7. Covenants
                     ---------

          (a)  Restrictions on Shares.  No Exchanging Partner shall, directly or
               ----------------------
indirectly, at any time transfer, sell, assign, convey or otherwise dispose of any Common Stock held by it or any right, title or interest therein (each a "Transfer") except in compliance with the Act, and the certificates representing
- - - ---------
the Common Stock issued pursuant hereto shall be so restricted and a restrictive legend placed on the certificates therefor in the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED BY SAID ACT."

          (b)  Holdback.  Until 180 days after the effective date of the
               --------
registration statement for the Offering, no Exchanging Partner shall offer to sell, sell, contract to sell or otherwise dispose of any shares of Common Stock, or securities convertible into or exchangeable or exercisable for, or rights to acquire shares of Common Stock (including the right to acquire Common Stock arising out of this Agreement) without the prior written consent of the lead managing underwriter of the Offering, other than pursuant to gifts or pursuant to transfers to (or to a trust exclusively for the benefit of) a member of the family, or one or more beneficial owners, of such Exchanging Partner or their successors, subsidiaries and controlled or controlling entities, provided the donee or transferee agrees in writing to be bound by the terms of this Agreement in the same manner as if it were originally a party hereto. Each Exchanging Partner shall execute an agreement to such effect in the form tendered by the proposed lead managing underwriter of the Offering, but failure to execute any such agreement shall not impair the obligation of any Exchanging Partner under this Section 7(b).

          (c)  Further Assurances.  Each of the parties shall execute such
               ------------------
documents and other papers and take such further actions as may be reasonably required or desirable or as may be reasonably be requested by the Corporation to give effect to the transactions contemplated hereby or carry out its obligations hereunder in consummating the transactions contemplated hereby. The Corporation may issue

"stop transfer" instructions to the transfer agent for the Common Stock and take such other actions as it may deem appropriate (including, without limitation, refusing to honor instructions from Exchanging Partners inconsistent with this
Section 7) to prevent transfers in violation of this Section 7.

          Section 8.  Delivery of Stock Certificates.  On the Closing Date, the
                      ------------------------------
Corporation shall deliver to or at the written direction of each Exchanging Partner a stock certificate or certificates representing the shares of Common Stock to be issued to such holder pursuant to Section 1 registered in the name of such holder, subject to the right of the Corporation or its subsidiaries to retain the certificates for such shares of management employees to secure any Purchase Money Debt.

          Section 9.  Stockholders' Agreement.  Concurrently with the execution
                      -----------------------
and delivery of this Agreement, each Exchanging Partner shall enter into a Stockholders' Agreement, in the form attached hereto as Exhibit A, to be effective upon the Closing Date.

          Section 10.  Notices.  Any notice or other communication required or
                       -------
permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission, sent by a recognized national courier service, postage or charges prepaid or sent by first class registered or certified mail, return receipt requested, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or in the case of delivery by a courier service, on the date of confirmation of delivery or, if by first class registered or certified mailed, return receipt requested, three days after the date of deposit in the United States mails, as follows:

          (i)  If to the Corporation, to:

               Muzak, Inc.
               2901 Third Avenue, Suite 400
               Seattle, WA  98121
               Attn:  President

               with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, NY  10153

               Attn:  Norman D. Chirite, Esq.

          (ii) If to any Partner or Music Holdings, to the address set forth on the registry of the Partnership.

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

          Section 11.  Miscellaneous.
                       -------------

          (a) Entire Agreement.  This Agreement contains the entire agreement
              ----------------
among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

          (b) Waivers and Amendments; Preservation of Remedies.  This Agreement
              ------------------------------------------------
may be amended, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance or, in the case of any transaction described in Section 2, by the parties thereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

          (c) Governing Law.  This Agreement shall be governed and construed in
              -------------
accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

          (d) Binding Effect.  This Agreement shall be binding upon and inure to
              --------------
the benefit of the parties and their respective successors and permitted assigns.

          (e) Counterparts.  This Agreement may be executed by the parties
              ------------
hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          (f) Headings.  The headings in this Agreement are for reference only
              --------
and shall not affect the interpretation of this Agreement.

              [Signature page to Exchange and Transfer Agreement]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                              MUZAK, INC.

                              By: /s/ John R. Jester
                                 -------------------------
                              Title: President

Music Holdings Corp.

By: /s/ John R. Jester
   -------------------------
Title:

MLP Acquisition, L.P.
By:  Music Holdings Corp.,
     as General Partner

     By: /s/ John R. Jester
        -------------------------
     Title:

MLP Administration Corp.

     By: /s/ John R. Jester
        -------------------------
     Title: President

MLP Holdings, L.P.

By:  Centre Partners L.P.,
     as General Partner

     By:  Park Road Corp.,
          as General Partner

          By: /s/ John R. Jester
             -------------------------
          Title: Vice President

              [Signature Page to Exchange and Transfer Agreement]



Comcast Sound Communications, Inc.          Comcast Sound Communications, Inc.

By: /s/ Robert S. Pick                      By: /s/ Robert S. Pick
   -----------------------                     -----------------------
Title: Vice President                          Title: Vice President


UBS Capital LLC

By: /s/ Michael Greene                      By: /s/ Jeffrey W. Wald
   -----------------------                     -----------------------
Title: Managing Director                    Title: Vice President


Internationale Nederlanden Finance Corp.

By: /s/ John Lanier
   -----------------------
Title: Vice President

Barclays Bank PLC                           Barclays Bank PLC

By: Harvest LLC                             By: Harvest LLC

By: /s/ Patrick Turner                      By: /s/ Nick Dunphy
   -----------------------                     -----------------------
Title: Member/Attorney-in-fact              Title: Member/Attorney-in-fact

Exeter Venture Lenders, L.P.

By: Exeter Venture Advisors, Inc.,
    its general partner

By: /s/ Timothy P. Bradley
   -----------------------
Title: Vice President

/s/ John A. Hawkins                         /s/ John R. Jester
____________________                        ________________________
John A. Hawkins                             John R. Jester

              [Signature page to Exchange and Transfer Agreement]

/s/ James F. Harrison        /s/ Kirk A. Collamer
_____________________        _________________________
James F. Harrison            Kirk A. Collamer

/s/ Wallace R. Borgeson      /s/ Bruce B. Funkhouser
_____________________        _________________________
Wallace R. Borgeson          Bruce B. Funkhouser

/s/ L. Dale Stewart          /s/ Thomas J. Gentry
_____________________        _________________________
L. Dale Stewart              Thomas J. Gentry

/s/ John A. Neal             /s/ Jack D. Craig
_____________________        _________________________
John A. Neal                 Jack D. Craig

/s/ Richard Chaffee          /s/ Roger Fairchild
_____________________        _________________________
Richard Chaffee              Roger Fairchild

/s/ James G. Henderson       /s/ Susan P. Chetwin
_____________________        _________________________
James G. Henderson           Susan P. Chetwin

/s/ Robert E. Crowe          /s/ Dino J. DeRose
_____________________        _________________________
Robert E. Crowe              Dino J. DeRose

/s/ Daniel Lee Hart          /s/ Steven Tracy
_____________________        _________________________
Daniel Lee Hart              Steven Tracy


                                             SCHEDULE I to Exchange Transfer Agreement


                                               Shares of Common Stock(1)                           Fully Diluted
                                            -------------------------------              ----------------------------
         Partner/Optionholder                     Total        Ownership      Options           Total      Ownership
- - - ---------------------------------------------------------------------------------------------------------------------
MLP Acquisition L.P.                           3,898,269        46.4%                         3,898,269         42.5%
MLP Holdings L.P.                              1,348,015        16.1%                         1,348,015         14.7%
UBS Capital LLC(2)                               749,656         8.9%                           749,656          8.2%
Internationale Nederlanden Finance Corp.(2)      128,691         1.5%                           128,691          1.4%
Barclays Bank PLC(2)                             582,805         6.9%                           582,805          6.3%
Exeter Venture Lenders, L.P.(2)                  196,037         2.3%                           196,037          2.1%
Comcast Sound Communications, Inc.(3)            609,294         7.3%                           609,294          6.6%
John Hawkins                                      14,410         0.2%                            14,410          0.2%
Management
  MLP Administration Corp.                         5,615         0.1%                             5,615          0.1%
  John R. Jester                                 156,323         1.9%         139,415           295,738          3.2%
  James F. Harrison                               92,479         1.1%          87,939           180,418          2.0%
  Thomas J. Gentry                                67,521         0.8%          60,056           127,576          1.4%
  John A. Neal                                    74,485         0.9%          60,056           134,541          1.5%
  Wallace R. Borgeson                             42,563         0.5%          60,056           102,618          1.1%
  Jack D. Craig                                   68,747         0.8%          27,883            96,630          1.1%
  Richard Chaffee                                 55,978         0.7%          15,014            70,992          0.8%
  Bruce B. Funkhouser                             43,855         0.5%          27,883            71,738          0.8%
  L. Dale Stewart                                 67,588         0.8%          27,883            95,471          1.0%
  Daniel Lee Hart                                 21,281         0.3%          12,869            34,150          0.4%
  Robert E. Crowe                                 42,563         0.5%          17,159            59,722          0.7%
  Dino J. DeRose                                  28,145         0.3%          27,883            56,028          0.6%
  J. Gary Henderson                               47,800         0.6%          42,897            90,697          1.0%
  Roger Fairchild                                  4,290         0.1%          27,883            32,173          0.4%
  Steven Tracy                                    10,640         0.1%          12,869            23,509          0.3%
  Susan P. Chetwin                                12,256         0.1%          10,529            22,785          0.2%
  Thomas J. Gantert                                                             8,579             8,579          0.1%
  Stephen F. Ward                                                               6,435             6,435          0.1%
  Douglas Collis                                                                6,435             6,435          0.1%
  Leslie Ritter                                                                 6,435             6,435          0.1%
  Matthew McTee                                                                 6,435             6,435          0.1%
  Terry Johnson                                                                 6,435             6,435          0.1%
  Jonathan McKinnon                                                             6,435             6,435          0.1%
  Harry Kuhman                                                                  8,579             8,579          0.1%
  Jeffrey Kelley                                                                8,579             8,579          0.1%
  Kirk Collamer                                   25,738         0.3%          64,345            90,084          1.0%
- - - ---------------------------------------------------------------------------------------------------------------------
    Subtotal Management                          867,866        10.3%         786,964         1,654,830         18.0%
- - - ---------------------------------------------------------------------------------------------------------------------
    Total                                      8,395,044       100.0%         786,964         9,182,007        100.0%
=====================================================================================================================

1) Assumes Share/Unit conversion ratio of 0.428969.
2) Denotes "Selling Partner".
3) Includes Shares held by Comcast Sound Communications, Inc., a Colorado corporation and Comcast Sound Communications, Inc., an Illinois corporation.